UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TETRAPHASE PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TETRAPHASE PHARMACEUTICALS, INC.

480 ARSENAL STREET, SUITE 110

WATERTOWN, MASSACHUSETTS 02472

(617) 715-3600

NOTICE OF 2014 ANNUAL MEETING OF

STOCKHOLDERS

To Be Held On June 12, 2014

To our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Tetraphase Pharmaceuticals, Inc. will be held on Thursday, June 12, 2014 at 10:00 a.m., Eastern Daylight Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the meeting, stockholders will consider and vote on the following matters:

1.	The election of Dr. L. Patrick Gage and Ms. Nancy Wysenski as class I directors, each to serve for a three-year term expiring at the 2017 annual meeting of stockholders;

2.	The approval of our 2014 Employee Stock Purchase Plan;

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	The transaction of any other business that may properly come before the annual meeting or any adjournment thereof.

Stockholder of record at the close of business on April 14, 2014 are entitled to vote at the meeting.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting in person. Whether or not you plan to attend the annual meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Tetraphase Pharmaceuticals, Inc.

By Order of the Board of Directors,

Guy Macdonald

President and Chief Executive Officer

Watertown, Massachusetts

April 29, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 12, 2014: This proxy statement and our 2013 Annual Report to Stockholders are available at http://ir.tphase.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 648-8133 or emailing paper@investorelections.com.

480 ARSENAL STREET, SUITE 110

WATERTOWN, MASSACHUSETTS 02472

(617) 607-0800

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2014

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Tetraphase Pharmaceuticals, Inc. for use at the annual meeting of stockholders of Tetraphase Pharmaceuticals, Inc. to be held on Thursday, June 12, 2014 at 10:00 a.m., Eastern Daylight Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment thereof. Except where the context otherwise requires, references to “Tetraphase Pharmaceuticals,” “we,” “us,” “our” and similar terms refer to Tetraphase Pharmaceuticals, Inc. and its consolidated subsidiary.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2013 available to stockholders for the first time on or about May 2, 2014.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Tetraphase Pharmaceuticals, Inc., 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472, Attention: Investor Relations. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are also available on the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.	Our board of directors has made these materials available to you on the Internet in connection with the solicitation of proxies for use at our 2014 annual meeting of stockholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109 on Thursday, June 12, 2014 at 10:00 a.m., Eastern Daylight Time. As a holder of common stock, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.	In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.

Q.	What is the purpose of the annual meeting?

A.	At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of Dr. L. Patrick Gage and Ms. Nancy Wysenski as class I directors, each to serve for a three-year term expiring at the 2017 annual meeting of stockholders (proposal 1);

2.	The approval of our 2014 Employee Stock Purchase Plan (proposal 2);

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (proposal 3); and

4.	The transaction of any other business that may properly come before the meeting or any adjournment thereof.

Q.	Who can vote at the annual meeting?

A.	To be entitled to vote, you must have been a stockholder of record at the close of business on April 14, 2014, the record date for our annual meeting. There were 25,829,982 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.	How do I vote?

A.	If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, you may vote your shares at the meeting in person or by proxy as follows :

(1)	Over the Internet: To vote over the Internet, please go to the following website: www.proxydocs.com/ttph, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone.

(2)	By Telephone: To vote by telephone, please call (866) 416-3857, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet.

(3)	By Mail: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the Internet or by telephone. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

(4)	In Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your broker, it will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (proposal three) is considered a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to that matter even if you do not give instructions.

However, under Nasdaq rules that regulate voting by registered brokerage firms, the election of our nominees to serve as class I directors (proposal one) and the approval of our 2014 Employee Stock Purchase Plan (proposal two) are not considered to be discretionary items. Accordingly, your broker may not vote your shares with respect to such matters if you do not give them voting instructions on the proposals and your shares will be counted as “broker non-votes” with respect to those proposals. A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your broker).

Q.	Can I change my vote?

A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2)	Sign and return a new proxy card. Only your latest dated proxy card will be counted.

(3)	Attend the annual meeting and vote in person as instructed above. Attending the annual meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

(4)	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your broker.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?

A.	A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by brokers who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1—Elect Class I Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “for” the applicable seat on the board of directors.

Proposal 2—Approval of the 2014 Employee Stock Purchase Plan

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required to approve the 2014 Employee Stock Purchase Plan.

Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the year ended December 31, 2014.

Shares which abstain from voting and “broker non-votes” with respect to a matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

Q.	Who will count the vote?

A.	The votes will be counted, tabulated and certified by Mediant Communications LLC.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of the two nominees to serve as class I directors, each for a three year term;

FOR the approval of our 2014 Employee Stock Purchase Plan; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Q.	Are there other matters to be voted on at the annual meeting?

A.	We do not know of any matters that may come before the annual meeting other than the election of our class I directors, the vote on the approval of the 2014 Employee Stock Purchase Plan and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.	We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days following the end of our annual meeting.

Q.	What are the costs of soliciting these proxies?

A.	We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of being an “emerging growth company”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Sharing the Same Address

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you call or write us at our principal executive offices, 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472, Attn: Investor Relations, telephone: (617) 715-3591. In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact us at the above address and telephone number.

OWNERSHIP OF OUR COMMON STOCK

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2014 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our current directors;

•	our principal executive officer, and our two other executive officers who served during the year ended December 31, 2013, named in the Summary Compensation table below, whom, collectively, we refer to as our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after February 28, 2014. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 25,790,396 shares of our common stock outstanding as of February 28, 2014. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Tetraphase Pharmaceuticals, Inc., 480 Arsenal Street, Suite 110, Watertown, MA 02472.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Common Stock Underlying Options Exercisable Within 60 Days	Total Securities Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with Broadfin Capital, LLC (1)	2,193,328	0	2,193,328	8.5%
Skyline Venture Partners Qualified Purchaser Fund IV, L.P. (2)	2,190,146	0	2,190,146	8.5%
Entities affiliated with FMR LLC (3)	2,141,645	0	2,141,645	8.3%
Wellington Management Company, LLP (4)	1,751,000	0	1,751,000	6.8%
Entities affiliated with CMEA Ventures (5)	1,728,962	0	1,728,962	6.7%
Entities affiliated with Mediphase Venture Partners (6)	1,654,545	0	1,654,545	6.4%
Excel Medical Fund, L.P. (7)	1,468,505	0	1,468,505	5.7%

Named Executive Officers and Directors
Guy Macdonald (8)	0	386,737	386,737	1.5%
David C. Lubner (9)	96,503	8,558	105,061	*
Patrick T. Horn, M.D., Ph.D. (10)	0	98,677	98,667	*
L. Patrick Gage, Ph.D. (11)	0	37,347	37,347	*
Garen Bohlin (12)	0	37,195	37,195	*
John G. Freund, M.D. (13)	2,190,146	6,666	2,196,812	8.5%
Steven R. Gullans, Ph.D. (14)	1,468,505	6,666	1,475,171	5.7%
Nancy Wysenski	0	0	0	*

All current executive officers and directors as a group (10 persons) (15)	3,783,890	729,144	4,513,034	17.0%

*	Represents beneficial ownership of less than 1% of our outstanding stock.
(1)	Each of Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler has shared power to vote or to direct the vote of, and shared power to dispose or to direct the disposition of, these 2,193,328 shares of common stock. The address of Broadfin Capital, LLC and Kevin Kotler is 237 Park Avenue, Suite 900, New York, New York 10017 and the address of Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands. This information is based on a Schedule 13G/A filed by Broadfin Capital LLC with the SEC on February 14, 2014.
(2)	John G. Freund and Yasunori Kaneko are the Managing Members of Skyline Venture Management IV, LLC (“Skyline”), which is the sole general partner of Skyline Venture Partners Qualified Purchaser Fund IV, L.P., and as such Drs. Freund and Kaneko may be deemed to share voting and dispositive power with respect to all shares held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P. Each of Drs. Freund and Kaneko disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is 525 University Ave, Suite 520, Palo Alto, California 94301. This information is based on a Schedule 13D filed by Skyline with the SEC on February 14, 2014.
(3)	Consists of 14,418 shares of common stock held by Beacon Bioventures Limited Partnership and 2,127,227 shares of common stock held by Beacon Bioventures Principals Limited Partnership. Beacon Bioventures Advisors Limited Partnership is the general partner of Beacon Bioventures Limited Partnership and Beacon Bioventures Principals Limited Partnership. Beacon Bioventures Advisors Limited Partnership is solely managed by Northern Neck Investors LLC, its general partner and investment manager. Northern Neck Investors LLC is owned by the shareholders and certain employees of FMR LLC. Northern Neck Investors LLC is managed on a day-to-day basis by its President, Paul L. Mucci, and as such Mr. Mucci may be deemed to share voting and dispositive power with respect to all shares held by Beacon Bioventures Advisors Limited Partnership. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is 100 Summer Street R7B, Boston, Massachusetts 02110.
(4)	Wellington Management Company, LLP (“Wellington”) is the beneficial owner of 1,751,000 shares of common stock, and may be deemed to hold shared voting and investment power with respect to such shares. Wellington’s address is 280 Congress Street, Boston, MA 02210. This information is based on a Schedule 13G filed by Wellington with the SEC on February 14, 2014.
(5)	Consists of 1,688,952 shares of common stock held by CMEA Ventures VI, L.P. and 40,010 shares of common stock held by CMEA Ventures VI, GmbH & Co. KG The general partner of each of CMEA Ventures VI, L.P. and CMEA Ventures VI, GmbH & Co. KG is CMEA Ventures Management, L.P. (“CMEA”). The general partners of CMEA are Thomas R. Baruch, David J. Collier, Faysal A. Sohail and James F. Watson. Each of these individuals exercises shared voting and investment power over the shares held of record by CMEA. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is 1 Letterman Drive, Bldg C Ste CM500, San Francisco, California 94129. This information is based on a Schedule 13G filed by CMEA with the SEC on February 14, 2014.
(6)

Consists of 540,592 shares of common stock held by Mediphase Venture Partners (DP & UP) Limited Partnership, 765,209 shares of common stock held by Mediphase Venture Partners II Limited Partnership, 248,153 shares of common stock held by Mediphase Venture Partners II (Annex Fund) Limited Partnership and 100,591 shares of common stock held by Mediphase Venture Partners II (Select Fund) L.P. Mediphase (DP & UP) LLC is the general partner of Mediphase Venture Partners (DP & UP) Limited Partnership. The members of Mediphase (DP & UP) LLC are Lawrence Miller and Paul Howard. Mediphase (DP & UP) LLC and each of these individuals exercises shared voting and investment power over the shares held of record by Mediphase Venture Partners (DP & UP) Limited Partnership. Mediphase II LLC is the general partner of Mediphase Venture Partners II Limited Partnership. The members of Mediphase II LLC are

Lawrence Miller and Paul Howard. Mediphase II LLC and each of these individuals exercises shared voting and investment power over the shares held of record by Mediphase Venture Partners II Limited Partnership. Mediphase II (Annex Fund) LLC is the general partner of Mediphase Venture Partners II (Annex Fund) Limited Partnership. The members of Mediphase II (Annex Fund) LLC are Lawrence Miller and Paul Howard. Mediphase II (Annex Fund) LLC and each of these individuals exercises shared voting and investment power over the shares held of record by Mediphase Venture Partners II (Annex Fund) Limited Partnership. Mediphase II (Select Fund) LLC is the general partner of Mediphase Venture Partners II (Select Fund) L.P. The members of Mediphase II (Select Fund) LLC are Lawrence Miller and Paul Howard. Mediphase II (Select Fund) LLC and each of these individuals exercises shared voting and investment power over the shares held of record by Mediphase Venture Partners II (Select Fund) L.P. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is 1 Gateway Center, Suite 407, Newton, Massachusetts 02458. This information is based on a Schedule 13G filed by Mediphase Venture Partners II Limited Partnership with the SEC on February 13, 2014.
(7)	Excel Medical Ventures, LLC is the general partner of Excel Medical Fund, L.P. Steven R. Gullans, Frederick R. Blume, Juan Enriquez and Enrico Petrillo are the Managing Directors of Excel Medical Ventures, LLC and may be deemed to share voting and dispositive power with respect to all shares held by Excel Medical Fund, L.P. Each of the individuals and entities listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is 800 Boylston Street, Suite 2825, Boston, Massachusetts 02199. This information is based on a Schedule 13G filed by Excel Medical Ventures, LLC with the SEC on February 14, 2014.
(8)	Consists of 386,737 shares of common stock issuable upon the exercise of options exercisable within 60 days after February 28, 2014.
(9)	Consists of 96,503 shares beneficially owned as of February 28, 2014, and also includes 8,558 shares of common stock issuable upon the exercise of options exercisable within 60 days after February 28, 2014.
(10)	Consists of 98,677 shares of common stock issuable upon the exercise of options exercisable within 60 days after February 28, 2014.
(11)	Consists of 37,347 shares of common stock issuable upon the exercise of options exercisable within 60 days after February 28, 2014.
(12)	Consists of 37,195 shares of common stock issuable upon the exercise of options exercisable within 60 days after February 28, 2014.
(13)	Consists of the shares described in note (2) above and 6,666 shares of common stock issuable upon the exercise of options exercisable within 60 days after February 28, 2014. Dr. Freund is a Managing Member of Skyline Venture Management IV, LLC, which is the sole general partner of Skyline Venture Partners Qualified Purchaser Fund IV, L.P., and as such Dr. Freund may be deemed to share voting and dispositive power with respect to all shares held by Skyline Venture Partners Qualified Purchaser Fund IV, L.P. Dr. Freund disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Freund’s address is 525 University Ave, Suite 520, Palo Alto, California 94301.
(14)	Consists of the shares described in note (7) above and 6,666 shares of common stock issuable upon the exercise of options exercisable within 60 days after February 28, 2014. Dr. Gullans is a Managing Director of Excel Venture Management, LLC, which is the sole general partner of Excel Medical Fund, L.P., and as such Dr. Gullans may be deemed to share voting and dispositive power with respect to all shares held by Excel Medical Fund, L.P. Dr. Gullans disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Gullans’ address is 800 Boylston St., Suite 2825, Boston, MA 02199.
(15)	Includes 729,144 shares of common stock issuable upon the exercise of options exercisable within 60 days after February 28, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2013, except that Douglas Cole, formerly one of our directors, did not timely file his initial Form 3 and one Form 4.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees for Directors

Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two class I directors (L. Patrick Gage and Nancy Wysenski), whose terms expire at this annual meeting of stockholders; two class II directors (Steven R. Gullans and Guy Macdonald), whose terms expire at the 2015 annual meeting; and two class III directors (Garen Bohlin and John G. Freund), whose terms expire at the 2016 annual meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). Other than Ms. Wysenski, each of our directors were elected as directors pursuant to a stockholders agreement that we entered into with the holders of our preferred stock that terminated upon the closing of our initial public offering.

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated L. Patrick Gage and Nancy Wysenski for election as class I directors at the annual meeting to hold office until the 2017 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

Below are the names, ages and certain other information for each member of the board, including the nominees for election as class I directors. There are no familial relationships among any of our directors, nominees for director and executive officers. In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders.

Class I Directors

L. Patrick Gage, Ph.D., age 71, has served as a member of our board of directors and as Chairman of our board of directors since December 2011. Since July 2002, Dr. Gage has served as a consultant to the biopharmaceutical industry. From 1998 to 2002, Dr. Gage served as President of Wyeth Research (now part of Pfizer, Inc.) and Senior Vice President, Science and Technology. Prior to joining Wyeth Research, he served in various positions at Genetics Institute, Inc., a biotechnology company, from 1989 to 1998, first as head of Research and Development, then as Chief Operating Officer and eventually as President. From 1971 to 1989, Dr. Gage served in various positions in research management with Hoffmann-La Roche Inc., a pharmaceutical company, most recently serving as Vice President responsible for U.S. drug discovery. Dr. Gage has served on the board of directors of Cytokinetics, Incorporated, a publicly traded biopharmaceuticals company, since November 2009 and as Chairman of its board of directors since March 2010. Dr. Gage also currently serves on the board of directors of three privately held companies, Alvine Pharmaceuticals, Corridor Pharmaceuticals, and Permeon Biologics. He served on the board of directors of PDL BioPharma, Inc., a publicly traded biotechnology company, from 2003 through 2008, as the Chairman of its board of directors in 2007, and as its Interim Chief Executive Officer from 2007 to 2008. Dr. Gage currently serves on the board of directors of two non-profit organizations, the Marine Biological Laboratories and the Wistar Institute. Dr. Gage received a B.S. in physics from the Massachusetts Institute of Technology and a Ph.D. in biophysics from the University of Chicago. We believe that Dr. Gage’s extensive industry and board experience as well as his independence allows him to serve as an effective Chairman of our board of directors and to be a key contributor to our board of directors.

Nancy Wysenski, age 56 has served as a member our board of directors since March 2014. From December 2009 through June 2012, Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals Incorporated, a publicly traded pharmaceutical company. Prior to joining Vertex,

Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals, a 1,200-person specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her time at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski serves as a director of Alkermes plc, a publicly traded biopharmaceutical company, and as a director for Reata Pharmaceuticals, Inc., a privately held company. She is a founder of the Research Triangle Park Chapter of the Healthcare Businesswomen’s Association and served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen’s Association. Ms. Wysenski received a B.S.N. in Nursing from Kent State University and an M.B.A. from Baldwin-Wallace College. Her experience, leadership skills and knowledge of the life sciences industry will provide valuable insight to our board with respect to the launch and commercialization of pharmaceutical products.

Class II Directors

Steven R. Gullans, Ph.D., age 61, has served as a member of our board of directors since May 2010. Dr. Gullans co-founded Excel Venture Management in February 2008 and has served as a partner at Excel since its founding. Prior to co-founding Excel, Dr. Gullans co-founded RxGen, Inc., a privately held pharmaceutical services company, where he served as Chief Executive Officer from July 2004 to February 2008, and as a member of its board of directors from April 2002 until August 2012. From 2002 until 2004, Dr. Gullans served as Chief Scientific Officer at U.S. Genomics, a pathogen-diagnostic technology company. Dr. Gullans was a faculty member at Harvard Medical School and Brigham and Women’s Hospital from 1985 to 2003. Dr. Gullans currently serves on the board of directors of four privately held companies, Cleveland HeartLab, PathoGenetix and nanoMR. Dr. Gullans received a B.S. in biology at Union College, a Ph.D. in physiology at Duke University, and postdoctoral training at the Yale School of Medicine. In addition to representing one of our principal stockholders, we believe that Dr. Gullans’ scientific and business background and his service on numerous boards of directors allows him to be a key contributor to our board of directors.

Guy Macdonald, age 55, has served as our President and Chief Executive Officer and a member of our board of directors since January 2008. From August 2003 until January 2008, Mr. Macdonald served as Executive Vice President, Operations, of Idenix Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Idenix, he served in various positions at Merck & Co., Inc., a pharmaceutical company, from 1981 to 2003, most recently serving as the Vice President for Anti-Infective and Hospital Products. Mr. Macdonald currently serves as Chairman of the board of directors of Spring Bank Pharmaceuticals, Inc., a privately held company. Mr. Macdonald received an Honours Degree in biochemistry from Dundee University in Dundee, Scotland.

Class III Directors

Garen Bohlin, age 66, has served as a member of our board of directors since July 2010. Since May 2012, Mr. Bohlin has served as a consultant to life sciences companies. From January 2010 until April 2012, he served as Executive Vice President of Constellation Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Constellation Pharmaceuticals, Mr. Bohlin served as Chief Operating Officer of Sirtris Pharmaceuticals, a biotechnology company, from 2005 to December 2009. Mr. Bohlin was the founding Chief Executive Officer of Syntonix Pharmaceuticals, Inc., a biopharmaceutical company, from 1999 through December 2008. Earlier in his career, he held multiple executive positions at Genetics Institute, a biotechnology company, and was a partner at Arthur Andersen & Co., a public accounting and consulting organization. Mr. Bohlin has served on the board of directors of Acusphere, Inc., a privately held (previously publicly traded) biotechnology company, since 2005. Mr. Bohlin also currently serves on the board of directors of Precision Dermatology, Inc., a private company, and Karyopharm Therapeutics, Inc., a publicly traded company. He also served on the board of directors for Praecis

Pharmaceuticals, Inc., previously a publicly traded biopharmaceuticals company that is now part of GlaxoSmithKline, from 2005 to 2007, Targanta Therapeutics, Inc., previously a publicly traded biopharmaceuticals company that is now part of The Medicines Company, from 2007 to 2009 and SpringLeaf Therapeutics, Inc., a private company, from 2010 to 2013. Mr. Bohlin received his B.S. in accounting and finance from The University of Illinois. We believe that Mr. Bohlin’s industry and board experience, including his audit committee experience, for both publicly traded and privately held companies makes him a key contributor to our board of directors.

John G. Freund, M.D., age 60, has served as a member of our board of directors since October 2012. Dr. Freund co-founded Skyline Ventures in 1997 and has served as a partner at Skyline since its founding. Prior to joining Skyline, Dr. Freund served as managing director in the private equity group of Chancellor Capital Management, a private capital investment firm. In 1995, he co-founded Intuitive Surgical, a medical device company, and served on its board of directors until 2000. From 1988 to 1994, Dr. Freund served in various positions at Acuson Corporation, a maker of ultrasound equipment that is now part of Siemens, most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a general partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund was at Morgan Stanley & Co., an investment banking company, where he co-founded the Healthcare Group in the Corporate Finance Department in 1983. He has served on the board of directors of Concert Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, since 2013, and XenoPort, Inc., a publicly traded biopharmaceutical company, since 1999. Dr. Freund also serves on the board of directors of three U.S. registered investment funds managed by Capital Research and Management. He also previously served on the board of directors of three publicly traded companies, Map Pharmaceuticals, a biopharmaceutical company, Hansen Medical, a medical device company, and Mako Surgical Corp., a medical device company. Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative, and is a member of the Therapeutics Advisory Council of Harvard Medical School. Dr. Freund received a B.A. in history from Harvard College, an M.D. from Harvard Medical School, and an M.B.A. from Harvard Business School. We believe that Dr. Freund’s extensive investment experience, his experience as an executive and his service on the board of directors of numerous public and privately held companies allows him to be a key contributor to our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF L. PATRICK GAGE AND NANCY WYSENSKI TO SERVE AS CLASS I DIRECTORS.

PROPOSAL 2

APPROVAL OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

On February 27, 2014, upon the recommendation of the compensation committee, our board of directors adopted, subject to stockholder approval, our 2014 Employee Stock Purchase Plan, which we refer to in this proxy statement as the ESPP. The ESPP provides for 300,000 shares of our common stock to be available for purchase by eligible employees according to its terms.

The ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for the success of our company. We believe that the ability to participate in our ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of our company.

Description of the ESPP

The following is a brief summary of the ESPP. The following description is only a summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement. A copy of the ESPP is attached hereto as Exhibit A.

Eligibility

All full-time employees of the company and any subsidiary of the company designated by our board of directors or compensation committee are eligible to participate provided that they are customarily employed for more than 20 hours a week, they have been employed for at least six months prior to enrolling in the plan, and they are employees not later than the first day of the offering period. In addition, no employee can be granted an option under the ESPP that would result in the employee owning common stock and/or options (including any stock attributed to the employee under the attribution rules of the Internal Revenue Code and any stock that the employee has a contractual right to purchase) to purchase common stock representing five percent or more of the total combined voting power or value for all classes of our outstanding capital stock. As of February 28, 2014, 37 employees would have been eligible to participate in the ESPP, including our named executive officers.

Plan Operation

The ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing an enrollment agreement, timely filing it with our payroll department and authorizing after-tax payroll deductions from their pay. Participants can elect to contribute up to ten percent of their compensation (as defined in the ESPP) received on each pay day during the offering period. The ESPP will be implemented by six-month offering periods, or such other length of time as the board shall determine. On the first day of each offering period, which we refer to as the enrollment date, each employee who is enrolled in the ESPP will automatically receive an option to purchase up to a whole number of shares of our common stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price on the first business day of the offering period. However, no eligible employee may be granted an option under the ESPP to the extent that the employee’s rights to purchase shares under the ESPP accrue at a rate that exceeds $25,000 in fair market value (based on the value of the stock on the enrollment date) of common stock in any given calendar year in which such option is outstanding at any time. Unless a participant withdraws from the ESPP, the option will be automatically exercised on the last day of the offering period as to the largest whole number of shares that can be purchased with the deductions accumulated as of such date. We currently anticipate that if the ESPP is approved by stockholders, the initial offering period will begin on July 1, 2014. In the absence of a determination by our board or a committee appointed by our board, the purchase price of each of the shares purchased in a given purchase period will be 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the purchase period, whichever is lower. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance, on a pro-rata basis.

All payroll deductions received or held by the company under the ESPP may be used by us for any corporate purpose. Interest will not accrue on the payroll deductions, except to the extent our board or a committee appointed by our board, in its sole discretion shall determine. An employee participating in the ESPP may not make any additional payments into the account. Employees may purchase common stock under the ESPP only through payroll deductions. A participant’s payroll deduction elections remain in effect for successive offering periods unless decreased or terminated by the participant. A participant may decrease, but not increase, the rate of his or her payroll deductions during an offering period by filing a new agreement with our payroll department authorizing a change in payroll deduction rate. In addition, a participant may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the offering period in which the funds were deducted. If an employee withdraws from participation during an offering period, the amounts contributed to the ESPP will be refunded promptly and the employee’s option granted for such offering period will automatically terminate. Partial withdrawals are not permitted. A participant who withdraws from an offering period may participate in any subsequent offering in accordance with the terms and conditions established by our board or a committee appointed by our board. At the end of each offering period, the accumulated payroll contributions of each employee who continues to participate in the plan as of such date will be used to purchase shares of common stock (at the common stock price described above) subject to the limitations described above.

The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.

Administration

The ESPP shall be administered by our board of directors or a committee appointed by our board. Our board of directors or the committee has authority to make rules and regulations for the administration of the ESPP and its interpretation and decisions with regard thereto shall be final and conclusive.

Our board of directors has the ability to change the duration of offering periods (but not to exceed 12 months) and the commencement dates thereof with respect to future offerings without stockholder approval. Our board of directors may terminate, suspend or amend the ESPP at any time and for any reason, provided, however, that the board may not amend or suspend the plan (a) if the approval of any such amendment by our stockholders is required by Section 423 of the Internal Revenue Code, without such approval or (b) if any amendment would cause the ESPP to fail to comply with Section 423 of the Internal Revenue Code. Upon termination of the ESPP all amounts in the accounts of participants shall be promptly refunded.

We may, to comply with laws of a foreign jurisdiction, grant options under the ESPP to our employees who are citizens or residents of a foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of the options granted under the ESPP to our employees who are resident in the United States. Notwithstanding the foregoing, employees who are citizens or resident of a foreign jurisdiction may be excluded from eligibility under the ESPP if (a) the grant of an option under the ESPP to a citizen or resident of a foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of a foreign jurisdiction would cause the ESPP to violate Section 423 of the Internal Revenue Code.

Adjustments for Changes in Common Stock and Certain Other Events

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, (i) the number and class of securities; (ii) the share limitations set forth above in the section entitled “Plan Operation”; and (iii) the option price shall be equitably adjusted to the extent determined by our board or a committee appointed by our board.

The plan also contains provisions explaining the consequences of a reorganization event. A reorganization event is defined as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction, or (c) any liquidation or dissolution of us.

In connection with a reorganization event, our board or a committee appointed by our board may take any one or more of the following actions as to outstanding options on such terms as our board or the committee determines: (1) provide that options shall be assumed, or substantially equivalent options be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to our employees, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or a committee appointed by our board, which date shall not be less than ten days preceding the effective date of the reorganization event, (3) upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date, (4) in the event of a reorganization event of which holders of our common stock will receive a cash payment for each share surrendered (the “acquisition price”), change the last day of the purchase period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to the acquisition price times the number of shares of common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the option price, minus the result of multiplying such number of shares by the option price, (5) provide that, in connection with a liquidation or dissolution, options convert into the right to receive liquidation proceeds net of the option price, and (6) any combination of the foregoing.

An option shall be considered assumed for purposes of clause (1) above if, following consummation of the reorganization event, the option confers the right to purchase, for each share of common stock subject to the option immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of common stock for each share of common stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock); provided, however, that if the consideration received as a result of the reorganization event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), we may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that our board determines to be equivalent in value (as of the date of such determination or another date specified by our board) to the per share consideration received by holders of outstanding shares of common stock as a result of the reorganization event.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the

ESPP complies with Section 423 of the Internal Revenue Code. Changes to these laws could alter the tax consequences described below. This summary also assumes the purchase price with respect to shares purchased under the plan is the lesser of 85% of the closing price of a share of our common stock on (a) the first day of the offering period or (b) the last day of the offering period.

Tax Consequences to Participants

A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the difference between the fair market value of the stock on the date of disposition and the purchase price.

Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to Tetraphase Pharmaceuticals

There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

The benefits that will be received by participants, including the named executive officers, under the ESPP will depend on each individual’s elections to participate and the fair market value of the Company’s common stock at various future dates. Therefore, it is not possible to determine the benefits that will be received by named executive officers or other employees if the ESPP is approved by our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ESPP.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our finance and audit committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2014. Although stockholder approval of our finance and audit committee’s appointment of Ernst & Young LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our finance and audit committee will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Principal Accountant Fees and Services

Ernst & Young LLP, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2013. The board of directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Representatives from Ernst & Young LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2013	2012
Audit Fees(1)	$345,000	$895,000
Tax Fees(2)	12,500	11,500
All Other Fees(3)	2,000	1,995

Total Fees	$359,500	$908,495

(1)	“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, our initial public offering which was completed in March 2013, our follow-on offering which was completed in November 2013, and consultations on miscellaneous SEC filings and other professional services provided in connection with regulatory filings or engagements.
(2)	“Tax Fees” consist of fees for tax compliance, advice and tax services, including fees for tax preparation.
(3)	“All Other Fees” consists of fees billed for products and services, other than those described above under Audit Fees and Tax fees.

All such accountant services and fees were pre-approved by our finance and audit committee in accordance with the “Audit Committee Pre-Approval Policies and Procedures” described below.

Finance and Audit Committee Pre-Approval Policies and Procedures

Our finance and audit committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the finance and audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The finance and audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the finance and audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

All of the non-audit services rendered by Ernst & Young LLP with respect to the 2013 fiscal years were pre-approved by the finance and audit committee in accordance with this policy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST  & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

AUDIT COMMITTEE REPORT

The following is the report of the finance and audit committee with respect to Tetraphase Pharmaceuticals’ audited consolidated financial statements for the year ended December 31, 2013.

Our finance and audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2013 and discussed them with our management and our independent registered public accounting firm, Ernst &Young LLP.

Our finance and audit committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to our finance and audit committee, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, Ernst & Young LLP provided our finance and audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the finance and audit committee concerning independence, and has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our finance and audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

By the finance and audit committee of the board of directors of Tetraphase Pharmaceuticals, Inc.

Garen Bohlin, Chair

L. Patrick Gage, Ph.D.

John G. Freund, M.D.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in the best interests of Tetraphase Pharmaceuticals and our stockholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of Tetraphase Pharmaceuticals and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management; and

•	a majority of the members of the board shall be independent directors, unless otherwise permitted by NASDAQ rules;

•	the independent directors meet at least twice a year and at other times at the request of any independent director;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually, the nominating and corporate governance committee oversees a self-evaluation by the board to assess the effectiveness of the board and its committees.

Code of Business Conduct and Ethics

We have also adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Investor Relations” section of our website, which is located at www.tphase.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Determination of Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that compensation committee members also satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act.

Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, in order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Macdonald is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. Our board of directors also determined that Garen Bohlin, John Freund and Patrick Gage, who comprise our finance and audit committee, Patrick Gage, Steven Gullans and Nancy Wysenski, who comprise our compensation committee and John Freund, Patrick Gage and Steven Gullans, who are members of our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. Our board reached a similar determination with respect to Doug Cole, who served as a director and as a member of the finance and audit committee and compensation committee until October 2013, and John Freund who served as a member of our compensation committee until March 2014. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Director Candidates: Criteria and Diversity

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and our board. The nominating and corporate governance committee engaged Levin & Company, Inc. to assist in identifying and evaluating potential nominees for election to our board of directors.

In considering whether to recommend to our board of directors any particular candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience in one or more areas relevant to our business and strategy, diligence, conflicts of interest and the ability to act in the interests of all stockholders.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the Committee also takes into consideration the diversity (with respect to gender, race and national origin) of our board members. The Committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, to 480 Arsenal Street, Suite 110, Watertown, Massachusetts 02472. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or our board, by following the procedures set forth under “Stockholder Proposals.”

At the annual meeting, stockholders will be asked to consider the election of Nancy Wysenski, who has been nominated for election as directors for the first time. During 2014, Ms. Wysenski was appointed by our board as a new director. Ms. Wysenski was originally proposed to the Committee by the nominating and corporate governance committee and our board determined to include her among its nominees.

Communication from Stockholders

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Board and Committee Meetings

Our board of directors held 16 meetings during 2013. During 2013, each of the directors then in office attended at least 75% of the aggregate of all meetings of the board of directors and all meetings of the committees of the board of directors on which such director then served. Now that we are a public company, continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. This is our first annual meeting of stockholders since we became a public company in March 2013.

We have established a finance and audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each charter can be found under the “Corporate Governance” section of our website at www.tphase.com

Finance and Audit Committee

The current members of our finance and audit committee are Garen Bohlin, John Freund and Patrick Gage. Garen Bohlin is the chair of the finance and audit committee. Our board of directors has determined that Garen Bohlin qualifies as an audit committee financial expert within the meaning of SEC regulations. Our finance and committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The finance and audit committee held seven meetings during our 2013 fiscal year. The finance and audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our finance and audit committee.

Compensation Committee

The current members of our compensation committee are Patrick Gage, Steven Gullans and Nancy Wysenski. John Freund also served on the compensation committee during 2013. Steven Gullans is the chair of the compensation committee. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee held six meetings during our 2013 fiscal year. The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and other executive officers;

•	overseeing the evaluation of our senior executives;

•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;

•	overseeing and administering our equity-based plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our executive compensation disclosure; and

•	preparing the compensation committee report required by SEC rules.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are John Freund, Patrick Gage and Steven Gullans. Patrick Gage is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee held two meetings during our 2013 fiscal year. The nominating and corporate governance committee’s responsibilities include

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

Board Leadership Structure

Our board has chosen to separate the role of our chief executive officer and the role of chairman of our board. We believe that this separation is appropriate since our chief executive officer is responsible for the strategic direction of our company, while the chairman of our board is responsible for overseeing the function of the board and for providing guidance to our chief executive officer as needed.

Our board of directors is currently chaired by Dr. Gage, an independent director, who possesses an in-depth knowledge of our issues, opportunities and challenges. We believe he is the person best positioned to ensure our board of directors’ time and attention is focused on the most critical matters. Our board of directors believes Dr. Gage is a decisive leader who commands accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners.

Oversight of Risk

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The finance and audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the finance and audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the finance and audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Certain Relationships and Related Party Transactions

The following is a description of transactions since January 1, 2013 to which we have been a party, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Severance and Change in Control Agreements

See “Executive Compensation—Employment Agreements, Severance and Change in Control Arrangements” described below for further discussion of these arrangements.

Purchases in Initial Public Offering

In our initial public offering which closed on March 25, 2013, beneficial owners of more than 5% of our voting securities and their affiliates purchased an aggregate of 3,240,384 shares of our common stock at the initial public offering price of $7.00 per share. The following table sets forth the number of shares of our common stock purchased and the aggregate cash purchase price paid by each of these entities in our initial public offering.

Purchaser	Shares of Common Stock	Purchase Price
Mediphase Venture Partners II Limited Partnership	164,285	$1,149,995.00
Mediphase Venture Partners (DP & UP) Limited Partnership	121,428	$849,996.00
Beacon Bioventures Limited Partnership	638,528	$4,469,696.00
Beacon Bioventures Principals Limited Partnership	4,329	$30,303.00
Skyline Venture Partners Qualified Purchaser Fund IV, L.P.(1)	681,012	$4,767,084.00
Flagship Ventures Fund 2004, L.P.	491,824	$3,442,768.00
CMEA Ventures VI, L.P.	628,071	$4,396,497.00
CMEA Ventures VI, GmbH & Co. KG	14,786	$103,502.00
Excel Medical Fund, L.P.(2)	496,121	$3,472,847.00

(1)	John G. Freund, a member of our board of directors, is a Managing Member of Skyline Venture Management IV, LLC, which is the sole general partner of Skyline Venture Partners Qualified Purchaser Fund IV, L.P.
(2)	Steven R. Gullans, a member of our board of directors, is a Managing Director of Excel Venture Management, LLC, which is the sole general partner of Excel Medical Fund, L.P.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:

•	the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

•	the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•	the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our chief financial officer and will be reviewed and approved by our finance and audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, our finance and audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the finance and audit committee. The policy also provides that alternatively, our chief financial officer may present a related person transaction arising in the time period between meetings of the finance and audit committee to the chair of the finance and audit committee, who will review and may approve the related person transaction, subject to ratification by the finance and audit committee at the next meeting of the finance and audit committee.

In addition, the policy provides that any related person transaction previously approved by the finance and audit committee or otherwise already existing that is ongoing in nature will be reviewed by the finance and audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the finance and audit committee, if any, and that all required disclosures regarding the related person transaction are made.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the finance and audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the finance and audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of our company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the finance and audit committee will review all relevant information available to it about the related person transaction. The policy provides that the finance and audit committee may approve or ratify the related person transaction only if the finance and audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the finance and audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material elements of our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the “Summary Compensation Table” below, or our “named executive officers,” and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our President and Chief Executive Officer and our next two highest paid executive officers during the years ended December 31, 2013, 2012 and 2011. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Guy Macdonald, President and Chief Executive Officer	2013 2012 2011	394,174 373,106 361,235	— — —		1,174,527 26,175 —	206,157 104,469 95,088	414 414 414		1,775,272 504,164 456,737

Patrick T. Horn M.D., Ph.D. Chief Medical Officer	2013 2012 2011	338,189 324,450 315,000	— — 50,000	(4)	587,264 89,576 198,310	129,707 64,890 59,063	774 774 768		1,055,934 479,690 623,141

David C. Lubner, Senior Vice President and Chief Financial Officer	2013 2012 2011	293,819 272,950 265,000	— — —		587,264 111,597 —	117,816 43,672 39,750	270 270 270	$ $ $	999,169 428,489 305,020

(1)	Represents the grant date fair value of option awards granted in 2013, 2012 and 2011 in accordance with ASC 718. The assumptions we used in valuing equity awards are described in Note 9, “Stock-based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	This amount consists of cash bonuses paid under our executive bonus program. See the “—Narrative Disclosure to Summary Compensation Table” described below for a description of this plan. The amounts reported for 2013 were earned in 2013 and were paid in January 2014. The amounts reported for 2012 were earned in 2012 and were paid in January 2013. The amounts reported for 2011 were earned in 2011 and paid in February 2012.
(3)	Represents the value of perquisites and other personal benefits which include company-paid premiums for group term life insurance and long term disability.
(4)	Represents a cash bonus paid to Dr. Horn in connection with the commencement of his employment.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2013.

Base Salary

At the start of 2013, we paid base salaries to Mr. Macdonald, Dr. Horn and Mr. Lubner of $382,433, $332,561and $282,503, respectively. Beginning as of June 1, 2013, Mr. Macdonald, Dr. Horn, and Mr. Lubner had their base salaries set at annual rates of $400,000, $340,000 and $300,000, respectively. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Performance Bonus

Each named executive officer is eligible for an annual performance bonus based upon the achievement of certain corporate and individual performance goals and objectives approved by our compensation committee. Our board of directors may, in their discretion, award bonuses to our named executive officers from time to time. We typically establish bonus targets for our named executive officers and conduct an annual performance review process to serve as the basis for determining eligibility for any such bonuses. Among the key parameters that typically are the basis for such bonus determinations are our achievement of overall corporate goals and the achievement of specified goals and objectives by each individual employee. Bonuses are based on the executive officer’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. Pursuant to their amended and restated employment offer letters, Mr. Macdonald, Dr. Horn and Mr. Lubner are eligible for performance bonuses on an annual basis of up to 50%, 35% and 35% of their respective base salaries.

At the beginning of each year, the board of directors (considering the recommendations of management) sets corporate goals and objectives for the year. These goals and objectives and the proportional emphasis placed on each are set by our board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as research and development objectives and other factors primarily within management’s control. Our board of directors determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus award.

All final bonus payments to our named executive officers are determined by our compensation committee, which retains full discretion to adjust individual target bonus awards. The actual bonuses, if any, awarded in a given year may vary from target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of our compensation committee.

For 2013, the corporate performance objectives generally fell into the categories of financing the advancement of our lead product candidate eravacycline into late-stage clinical development, the advancement of our U.S. government funded programs, advancement of our early stage discovery programs, our partnering initiatives, and enhancing our public relations presence. In evaluating management’s performance in 2013 against the 2013 goals and objectives, our board of directors assigned an achievement level that was then used to determine each named executive officer’s bonus. For 2013, we awarded bonuses to Mr. Macdonald, Dr. Horn, and Mr. Lubner in the amounts of $206,157, $129,707 and $117,816, respectively.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly our compensation committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options.

In May 2013, following our initial public offering, the compensation committee awarded the following options to our named executive officers: Mr. Macdonald, options to purchase 270,000 shares; Dr. Horn, options to purchase 135,000 shares; and Mr. Lubner, options to purchase 135,000 shares. Each of these option awards has a ten-year term and vest in quarterly installments over four years from the date of grant. Each of the option awards has an exercise price of $7.94 per share, the fair market value of our common stock as of the date of grant.

In January 2014, as part of its annual compensation review, the compensation committee awarded the following options to our named executive officers: Mr. Macdonald, options to purchase 160,000 shares; Dr. Horn, options to purchase 100,000 shares; and Mr. Lubner, options to purchase 100,000 shares. Each of these option awards has a ten-year term and vest in quarterly installments over four years from the date of grant. Each of the option awards has an exercise price of $14.99 per share, the fair market value of our common stock as of the date of grant.

Outstanding Equity Awards at Fiscal Year End 2013

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) exercisable		Number of Securities Underlying Unexercised Options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Guy Macdonald	0	(1)	270,000	$7.94	5/15/2023
	4,849	(2)	84,153	$2.03	6/6/2022
	77,884	(3)	11,118	$2.03	9/28/2020
	255,172	(4)	0	$0.87	9/11/2019
	27,090	(4)	0	$5.80	8/8/2018
	30,378	(4)	0	$2.90	12/5/2017
Patrick T. Horn, M.D., Ph.D.	0	(1)	135,000	$7.94	5/15/2023
	16,547	(2)	38,610	$2.03	6/6/2022
	67,161	(5)	30,528	$2.03	1/3/2021
David C. Lubner	0	(1)	135,000	$7.94	5/15/2023
	20,614	(2)	34,359	$2.03	6/6/2022
	35,856	(3)	5,123	$2.03	9/28/2020
	34,482	(4)	0	$0.87	9/11/2019

(1)	This option vests as to 25% of the shares on May 15, 2014 and further vests as to 6.25% of the shares at the end of each successive three-month period thereafter until May 15, 2017.
(2)	This option vested as to 6.25% of the shares on September 6, 2012 and further vests as to 6.25% of the shares at the end of each successive three-month period thereafter until June 6, 2016.

(3)	This option vested as to 6.25% of the shares on September 18, 2010 and vests as to 6.25% of the shares at the end of each successive three-month period through and including June 18, 2014.
(4)	This option was fully vested as of December 31, 2013.
(5)	This option vested as to 25% of the shares on January 3, 2012 and further vests as to 6.25% of the shares at the end of each successive three-month period thereafter until January 3, 2015.

Employment Agreements, Severance and Change in Control Arrangements

We have entered into employment offer letters with each of our named executive officers pursuant to which such executive officer is employed “at will,” meaning he or we may terminate the employment arrangement at any time. Such offer letters confirm the named executive officers’ titles, compensation arrangements, eligibility for benefits made available to employees generally and also provide for certain benefits upon termination of employment under specified conditions.

Benefits Provided Upon Termination Without Cause

Under the terms of the offer letters we have entered into with our named executive officers, if an executive’s employment is terminated by us without cause, subject to the executive’s signing a general release of potential claims against us:

•	in the case of each of Mr. Macdonald, Dr. Horn and Mr. Lubner, (1) he will be entitled to continue to receive his monthly base salary for a period of 12 months and (2) we will continue to provide medical and dental benefits (to the extent that he was receiving them at the time of termination) for 12 months.

Benefits Provided Upon a Change in Control

Under the terms of the offer letters we have entered into with our named executive officers, if upon a change of control event (as defined in the applicable offer letter) or any time during the 12 months following a change of control event, the executive officer’s employment is terminated by us or the succeeding company, as applicable, without cause or he or she terminates his or her employment for good reason (as defined in the applicable offer letter), subject to the executive’s signing a general release of potential claims against us:

•	in the case of Mr. Macdonald, (1) he will be entitled to continue to receive his monthly base salary for a period of 18 months, (2) he will be entitled to receive a lump sum payment equal to 150% of his target bonus at the time he ceases to be employed by the Company or the succeeding company, as applicable, and (3) the Company or the succeeding company, as applicable, will continue to provide medical and dental benefits (to the extent that he was receiving them at the time he ceased to be employed by the Company) for eighteen months.

•	in the case of each of Mr. Lubner and Dr. Horn, (1) he will be entitled to continue to receive his monthly base salary for a period of 12 months, (2) he will be entitled to receive a lump sum payment equal to 100% of his target bonus at the time he ceases to be employed by the Company or the succeeding company, as applicable, and (3) the Company or the succeeding company, as applicable, will continue to provide medical and dental benefits (to the extent that he was receiving them at the time he ceased to be employed by the Company) for 12 months.

•	in the case of each named executive officer, the stock options held by such executive will vest in full.

Other Agreements

We have also entered into non-competition, non-solicitation and non-disclosure agreements with each of our named executive officers. Under the non-competition, non-solicitation and non-disclosure agreements, each named executive officer has agreed (i) not to compete with us during his employment and for a period of one year after the termination of his employment, (ii) not to solicit our employees during his employment and for a period of one year after the termination of his employment, (iii) to protect our confidential and proprietary information, and (iv) to assign to us related intellectual property developed during the course of his employment.

401(k) Retirement Plan

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $17,000 in 2013), with additional salary deferrals not to exceed $5,500 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. The 401(k) Plan currently does not offer the ability to invest in our securities. We do not currently offer any Company match to employees who participate in our 401(k) plan.

Limitations on Liability and Indemnification Matters

As permitted by Delaware law, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors. Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

As permitted by Delaware law, our certificate of incorporation also provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; or

•	we will advance expenses to our directors and officers in connection with legal proceedings to the fullest extent permitted by law.

The indemnification provisions contained in our certificate of incorporation are not exclusive. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each of these indemnification agreements provides that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his capacity as a director or executive officer, respectively, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Each of these indemnification agreements provides that in the event that we do not assume the defense of a claim against a director or executive officer, we are required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, which we refer to as the Securities Act, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

Director Compensation

Under our director compensation program, we pay our non-employee directors retainers in cash. We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our board of directors. The compensation that we pay to our President and Chief Executive Officer is discussed in the “Executive Compensation” section of this proxy statement. Each non-employee director receives a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairmen of the board and of each committee receive higher retainers for such service. These fees are payable quarterly in arrears. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairman Annual Fee
Board of Directors	$30,000	$55,000
Finance and Audit Committee	$7,500	$15,000
Compensation Committee	$7,500	$15,000
Nomination and Corporate Governance Committee	$3,750	$7,500

We also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

In addition, under our director compensation program, each non-employee director that was serving on our board of directors upon the closing of our initial public offering in March 2013 received an option to purchase 20,000 shares of our common stock and each non-employee director subsequently elected to our board of directors will receive an option to purchase 20,000 shares of our common stock, with each of these options vesting in equal quarterly installments over a three-year period measured from the date of grant, subject to the non-employee director’s continued service as a director, and becoming exercisable in full upon a change in control of our company. Further, on the date of the first board meeting held after each annual meeting of stockholders, each non-employee director that has served on our board of directors for at least six months will receive an option to purchase 10,000 shares of our common stock. Each of these options will vest in equal quarterly installments over a one-year period measured from the date of grant, subject to the non-employee director’s continued service as a director, and will become exercisable in full upon a change in control of our company. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Our current director compensation arrangements have been in effect since the time of our initial public offering in March 2013. Prior to that time, we did not have a formal non-employee director compensation policy. We reimbursed our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

The following table sets forth information regarding compensation earned by our non-employee directors during 2013.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)
L. Patrick Gage, Ph.D	62,808	71,212
Garen Bohlin	40,667	71,212
Douglas Cole, M.D.(2)	24,000	71,212
John G. Freund, M.D.	38,188	71,212
Steven R. Gullans, Ph.D.	38,188	71,212
Nancy Wysenski (3)	—	—
Karl D. Handelsman (4).	—	—
Lawrence G. Miller, M.D.(4)	—	—
Robert M. Weisskoff, Ph.D.(4)	—	—

(1)	Amounts listed represent the aggregate fair value amount computed as of the grant date of the option awards granted during 2013 in accordance with FASB ASC Topic 718.
(2)	Dr. Cole resigned from our board in October 2013.
(3)	Ms. Wysenski was elected to our board in March 2014.
(4)	Each of Mr. Handelsman and Drs. Miller and Weisskoff resigned from our board in March 2013.

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2013. As of December 31, 2013, we had two equity compensation plans, each of which was approved by our stockholders: our 2006 stock incentive plan and our 2013 stock incentive plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,948,450	5.19	488,699
Equity compensation plans not approved by security holders	—	—	—

Total	2,948,450	5.19	488,699

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us no later than January 2, 2015, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2015 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2014 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2015 annual meeting of stockholders, such a proposal must be received by us no earlier than February 12, 2015 and no later than March 14, 2015. However, if the date of the annual meeting is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received not later than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2015 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth in our bylaws, including advance notice requirements. Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy card for the next annual meeting. See “Deadline for Stockholder Proposals and Director Nominations” for more information about these procedures.

Any proposals, notices or information about proposed director candidates should be sent to:

Tetraphase Pharmaceuticals, Inc.,

480 Arsenal Street, Suite 110,

Watertown, Massachusetts 02472

Attention: Chair of the Nominating and Corporate Governance Committee

Exhibit A

Tetraphase Pharmaceuticals, Inc.

2014 EMPLOYEE STOCK PURCHASE PLAN

April 25, 2014

The purpose of this Plan is to provide eligible employees of Tetraphase Pharmaceuticals, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value (the “Common Stock”), commencing at such time as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is 300,000 shares of Common Stock. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1.      Administration. The Plan will be administered by the Board or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.      Eligibility. All full-time employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)      they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

(b)      they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(c)      they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3.      Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin at such time as the Board shall determine. Each Offering will consist of a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4.      Participation. An employee eligible on the first day of a Plan Period of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the commencement of the applicable Plan Period. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.      Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

6.      Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.      Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

8.      Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.      Purchase of Shares.

(a)      Number of Shares. On the first day of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the first business day of such Plan Period; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).

(b)      Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that in either case such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as reported on the applicable stock exchange or trading market or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

(c)      Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d)      Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.    Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.    Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.    Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.

13.    Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.    Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.    Adjustment for Changes in Common Stock and Certain Other Events.

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b)    Reorganization Events.

(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (i) the Acquisition Price times (ii) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16.    Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

17.    Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18.    Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19.    Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20.    Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22.    Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23.    Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

24.    Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25.    Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26.    Effective Date and Approval of Stockholders. The Plan shall take effect on June 12, 2014 subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on April 25, 2014

Approved by the stockholders on

                    , 2014

TETRAPHASE PHARMACEUTICALS
ANNUAL MEETING OF TETRAPHASE PHARMACEUTICALS, INC.
Date: Thursday, June 12, 2014
Time: 10:00 A.M. (Eastern Time)
Place: Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street, Boston, Massachusetts 02109
Please make your marks like this: X Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.
1: The election of Dr. L. Patrick Gage and Ms. Nancy Wysenski as class I directors, each to serve for a three-year term expiring at the 2017 annual meeting of stockholders.
Vote For All Nominees
Withhold Vote From All Nominees
Vote For All Except
INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.
For Against Abstain
2: The approval of our 2014 Employee Stock Purchase Plan.
For Against Abstain
3: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
To attend the meeting and vote your shares in person, please mark this box.
Authorized Signatures - This section must be completed for your Instructions to be executed.
Please Sign Here Please Date Above
Please Sign Here Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
Please separate carefully at the perforation and return just this portion in the envelope provided.
TETRAPHASE PHARMACEUTICALS
Annual Meeting of Tetraphase Pharmaceuticals, Inc. to be held on Thursday, June 12, 2014 for Holders as of April 14, 2014
This proxy is being solicited on behalf of the Board of Directors
VOTED BY:
INTERNET
Go To
www.proxypush.com/ttph
Cast your vote online.
Have your Proxy Card/Voting Instructions Form ready.
View Meeting Documents.
OR
TELEPHONE Call 866-416-3857
Use any touch-tone telephone.
Have your Proxy Card/Voting Instruction Form ready.
Follow the simple recorded instructions.
MAIL OR
Mark, sign and date your Proxy Card/Voting Instruction Form.
Detach your Proxy Card/Voting Instruction Form.
Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Guy Macdonald and David C. Lubner, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tetraphase Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, AND 3 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.
All votes must be received by 5:00 P.M., Eastern Time, June 11, 2014.
PROXY TABULATOR FOR TETRAPHASE PHARMACEUTICALS, INC.
c/o MEDIANT COMMUNICATIONS
P.O. BOX 8016 CARY, NC 27512-9903
EVENT # CLIENT # OFFICE #